Exhibit 5.1

Sheppard, Mullin, Richter & Hampton LLP 321 North Clark Street, 32nd Floor Chicago, Illinois 60654 312.499.6300 main 312.499.6301 fax www.sheppard.com

July 8, 2026

VIA ELECTRONIC MAIL

Verano Holdings Corp.

224 West Hill Street, Suite 400

Chicago, IL 32256

RE:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Verano Holdings Corp., a Nevada corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-3 (the “Registration Statement”) by the Company under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the proposed offer, issuance and sale from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, as set forth in the Registration Statement, the prospectus contained therein (the “Base Prospectus”) and one or more supplements to the Base Prospectus (each, a “Prospectus Supplement”) and any free-writing prospectus(es), of up to $1,000,000,000 of the following securities of the Company:

●	shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”);

●	warrants to purchase Common Stock (the “Warrants”), which may be issued under one or more warrant agreements, to be dated on or about the date of the first issuance of the applicable Warrants thereunder, by and between a warrant agent to be selected by the Company (the “Warrant Agent”) and the Company (each, a “Warrant Agreement”);

●

rights to purchase Common Stock or other securities (the “Rights”) which may be issued under one or more rights agreements (each, a “Rights Agreements”) to be entered into between the Company and the rights agent to be named therein (the “Rights Agent”); and

●	units consisting of Common Stock and/or Warrants (the “Units”) to be issued under one or more unit agreements to be entered into among the Company, a bank or trust company, as unit agent (the “Unit Agent”), and the holders from time to time of the Units (each such unit agreement, a “Unit Agreement”).

The Common Stock, the Warrants, the Rights, the Units, any securities as may be issuable upon the exchange, exercise or conversion of any securities registered under the Registration Statement, plus any additional Common Stock, Warrants, Rights and Units that may be registered pursuant to any registration statement that the Company may hereafter file with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act in connection with an offering by the Company pursuant to the Registration Statement, are collectively referred to herein as the “Securities.” This opinion letter is being furnished pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined and relied upon originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below, including but not limited to (i) the Registration Statement, including the prospectus, dated as of the date hereof, which forms a part of the Registration Statement; (ii) the Articles of Incorporation of the Company as amended and in effect on the date hereof; (iii) the Bylaws of the Company as amended and in effect on the date hereof; (iv) the Certificate of Good Standing for the Company as certified by the Secretary of State of Nevada on July 8, 2026; (v) the resolutions of the Board of Directors of the Company, adopted on June 20, 2026, authorizing the preparation and filing of the Registration Statement. As to certain factual matters, we have relied upon a certificate of officers of the Company and have not independently verified such matters.

In rendering this opinion, we have assumed (i) the genuineness and authenticity of all signatures on original documents; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity to originals of all documents submitted to us as copies; (iv) the accuracy, completeness and authenticity of certificates of public officials; (v) the due authorization, execution and delivery of all documents by parties thereto (other than the Company) where authorization, execution and delivery are prerequisites to the effectiveness of such documents; (vi) that the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws and any and all free-writing prospectus(es) related to the offer and sale of the Securities have been delivered and filed as required by such laws; (vii) that the issuance and sale of the Securities by the Company do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or its properties or assets; (viii) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby; and (ix) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

With respect to our opinion as to the Common Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock are authorized and available for issuance and that the consideration for the issuance and sale of the Common Stock (or for any Securities convertible into or exercisable for Common Stock) will be in an amount that is not less than the par value of the Common Stock. We have also assumed that any Warrants, Rights or Units offered under the Registration Statement, and the related Warrant Agreement, Rights Agreement or Unit Agreement, as applicable, are executed in the forms filed as exhibits to the Registration Statement or incorporated by reference therein. We have further assumed that with respect to any Securities issuable upon exercise of any Warrants, the Warrants constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement may be limited by or subject to (x) bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, (y) general equity or public policy principles (regardless of whether considered in a proceeding at law or in equity), and (z) limitations on availability of equitable relief, including specific performance. With respect to the Warrants offered under the Registration Statement, we have also assumed that (A) such Warrants will be issued pursuant to a Warrant Agreement, (B) the Warrant Agreement will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this letter or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective, and (C) the particular terms of any series of Warrants will be set forth in a Prospectus Supplement. With respect to the Rights offered under the Registration Statement, we have also assumed that (A) such Rights will be issued pursuant to a Rights Agreement, (B) the Rights Agreement will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this letter or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective, and (C) the particular terms of any Rights will be set forth in a Prospectus Supplement. With respect to the Units offered under the Registration Statement, we have also assumed that (A) such Units will be issued pursuant to a Unit Agreement, (B) the Unit Agreement will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this letter or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective, and (C) the particular terms of any Units will be set forth in a Prospectus Supplement.

Our opinion herein is expressed solely with respect to the laws of the State of Nevada and, as to the Warrants, Rights and Units constituting valid and legally binding obligations of the Company, the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that:

1. With respect to the Common Stock offered under the Registration Statement (including any shares of Common Stock duly issued upon the exchange, exercise or conversion of Securities that are exchangeable or exercisable for, or convertible into, Common Stock), provided that (i) the issuance and sale of the Common Stock do not violate any applicable law other than the laws of the State of Nevada, are in conformity with the Articles of Incorporation (the “Articles of Incorporation”) and the Company’s then operative bylaws (the “Bylaws”), and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (ii) any legally required consents, approvals, authorizations and other orders of the Commission and other regulatory authorities have been obtained; and (iii) the certificates, if any, for the Common Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against the requisite payment therefor, which the Company has received, then the Common Stock, when issued and sold as contemplated in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s) and in accordance with a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Warrants in accordance with their terms, will be validly issued, fully paid and non-assessable.

2. With respect to the Warrants issued under a Warrant Agreement and offered under the Registration Statement, provided that (i) any legally required consents, approvals, authorizations and other orders of the Commission and other regulatory authorities have been obtained; (ii) the Warrant Agreement has been duly executed and delivered by the Company and the Warrant Agent as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s); (iii) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement and as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law other than the laws of the state of Nevada, so as to be in conformity with the Articles of Incorporation and the Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (iv) the Warrants have been duly executed and delivered by the Company and authenticated by the Warrant Agent pursuant to the Warrant Agreement and delivered against the requisite payment therefor, which the Company has received, then the Warrants, when issued and sold as contemplated in the Registration Statement, the Base Prospectus and the Prospectus Supplement(s) and in accordance with the Warrant Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

3. With respect to the Rights issued under a Rights Agreement and offered under the Registration Statement, provided that (i) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; (ii) the Rights Agreement has been duly executed and delivered by the Company and the Rights Agent as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s); (iii) the terms of the Rights and of their issuance and sale have been duly established in conformity with the Rights Agreement and as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law other than the laws of the State of Nevada, so as to be in conformity with the Articles of Incorporation and the Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the Rights have been duly executed and delivered by the Company and authenticated by the Rights Agent pursuant to the Rights Agreement and delivered against the requisite payment therefor, which the Company has received, and assuming that the Rights are then issued and sold as contemplated in the Registration Statement, the Base Prospectus, the Prospectus Supplement(s) and any related free-writing prospectus(es), then the Rights, when issued and sold in accordance with the Rights Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

4. With respect to the Units issued under a Unit Agreement and offered under the Registration Statement, provided that (i) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; (ii) the Unit Agreement has been duly executed and delivered by the Company and the Unit Agent as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s); (iii) the terms of the Units and of their issuance and sale have been duly established in conformity with the Unit Agreement and as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law other than the laws of the State of Nevada, so as to be in conformity with the Articles of Incorporation and the Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the Units have been duly executed and delivered by the Company and authenticated by the Unit Agent pursuant to the Unit Agreement and delivered against the requisite payment therefor, which the Company has received, and assuming that the Units are then issued and sold as contemplated in the Registration Statement, the Base Prospectus, the Prospectus Supplement(s) and any related free-writing prospectus(es), then the Units, when issued and sold in accordance with the Unit Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

* * * * *

The foregoing opinions are qualified to the extent that the enforceability of any document, instrument or the Securities may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles (regardless of whether considered in a proceeding at law or in equity).

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Base Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations under the Securities Act. We further consent to the incorporation by reference of this opinion into any registration statement filed pursuant to Rule 462(b) under the Securities Act with respect to additional Securities.

Our opinion set forth above is limited to the matters expressly set forth in this letter, and no opinion is implied or may be inferred beyond the matters expressly stated. This opinion speaks only as to law and facts in effect or existing as of the date hereof, and we undertake no obligation or responsibility to update or supplement this opinion to reflect any subsequent changes in the facts or circumstances stated or assumed herein that may hereafter come to our attention or of any subsequent changes in law that may hereafter occur.

Sincerely,

By:	/s/ SHEPPARD, MULLIN, RICHTER & HAMPTON LLP

SHEPPARD, MULLIN, RICHTER & HAMPTON LLP

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